UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 5, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012 (the “Effective Date”), the Board of Directors (the “Board”) of Unigene Laboratories, Inc. (the “Company”) appointed Mr. Gregory T. Mayes, previously employed by the Company as its Vice President, Corporate Affairs and General Counsel pursuant to an Employment Agreement dated September 12, 2010 (the “Employment Agreement”), to the offices of President and General Counsel.  Additionally, Mr. Mayes has been appointed as a director of the Company to fill a vacancy on the Board, as of the Effective Date.

The Company and Mr. Mayes entered into a First Amendment to Employment Agreement (the “Amendment”), dated as of the Effective Date, with respect to his appointment.

Pursuant to the Amendment, as President and General Counsel, Mr. Mayes shall have responsibility for all aspects of the Unigene Biotechnologies Business Unit, all legal oversight and administration of the Company’s day to day business operations as well as such duties and responsibilities as may be assigned to him from time to time by the Chief Executive Officer of the Company or the Board.

Also pursuant to the Amendment, on the Effective Date Mr. Mayes was granted options to purchase 600,000 shares of the Company’s common stock, exercisable at the closing price per share on the Effective Date.  One-third of such shares shall vest and become exercisable on the six-month anniversary of the Effective Date, one-third shall vest and become exercisable on the twelve-month anniversary of the Effective Date and one-third shall vest and become exercisable on the eighteen-month anniversary of the Effective Date, provided that Mr. Mayes remains continuously employed by the Company from the Effective Date through such dates.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of September 5, 2012, the Company amended its By-laws to delete all references to the office of “President” and replace such references with “Chief Executive Officer”, the office currently held by Mr. Ashleigh Palmer.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document Description
3.1	Amendment No. 1 to the By-laws of Unigene Laboratories, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes
Gregory T. Mayes, President and General Counsel

Date: September 7, 2012

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Amendment No. 1 to the By-laws of Unigene Laboratories, Inc.